                                                                    Exhibit 4(d)

          This Note is a global security and is registered in the name of BANK ONE, N.A., LONDON BRANCH, as common depositary for Clearstream Banking, societe anonyme, Luxembourg and Morgan Guaranty Trust Company of New York, Brussels Office, as the operator of The Euroclear System. Unless and until this Note is exchanged for Notes in definitive form, this Note may not be transferred except as a whole by the depositary or a nominee of the depositary to the depositary or another depositary or by the depositary or any such nominee to a successor depositary or a nominee of such successor depositary.

          This Note constitutes a longer term debt security issued in accordance with regulations made under section 4 of the Banking Act 1987. The Issuer of this Note is Wal-Mart Stores, Inc., which is not an authorized institution (as such term is defined in the Banking Act 1987 (Exempt Transactions) Regulations
1997). Repayment of the principal and payment of any interest or premium in connection with this Note has not been guaranteed.

                             Wal-Mart Stores, Inc.

                             5.75% NOTES DUE 2030


Number 1                                                  ISIN No.: XS0121617517
(Pounds)___________                                       Common Code: 012161751


          WAL-MART STORES, INC., a corporation duly organized and existing under the laws of the State of Delaware, and any successor corporation pursuant to the Indenture (herein referred to as the "Company"), for value received, hereby promises to pay to BANK ONE, N.A., LONDON BRANCH or registered assigns, the principal sum of _____________________ POUNDS STERLING on December 19, 2030 in such coin or currency of the United Kingdom as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, computed on the basis of a 360-day year of twelve 30-day months, semi-annually in arrears on June 19 and December 19 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"), commencing on June 19, 2001, on said principal sum in like coin or currency, at the rate per annum specified in the title of this Note from December 19, 2000 or from the most recent June 19 or December 19 to which interest has been paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note is registered (the "holder") at the close of business on the preceding June 10, in the case of an Interest Payment Date of June 19, and on the preceding December 10, in the case of an Interest Payment Date of December 19 (each, a "Record Date").

          Reference is made to the further provisions of this Note set forth on the succeeding sections hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to in Section 1 hereof.

          IN WITNESS WHEREOF, the Company has caused this instrument to be signed by its Chairman of the Board, its Vice Chairman, its President or one of its Vice Presidents by manual or facsimile signature under its corporate seal, attested by its Secretary, one of its Assistant Secretaries, its Treasurer or one of its Assistant Treasurers by manual or facsimile signature.


                              Wal-Mart Stores, Inc.



                              By:_______________________________
                                 Name:
                                 Title:

[SEAL]                        Attest:____________________________
                                     Title:
                                     Name

Dated:  December 19, 2000


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


                              Bank One Trust Company, NA,
                                as successor in interest to
                              The First National Bank of Chicago,
                                as Trustee



                              By:_______________________________
                                 Authorized Signatory

                             Wal-Mart Stores, Inc.

                             5.75% NOTES DUE 2030

          1. Indenture; Notes. This Note is one of a duly authorized series of Securities of the Company designated as the "5.75% Notes due 2030" (the "Notes"), initially issued in an aggregate principal amount of (Pounds)500,000,000 on December 19, 2000. Such series of Securities has been established pursuant to, and is one of an indefinite number of series of debt securities of the Company, issued or issuable under and pursuant to, the Indenture, dated as of April 1, 1991, as supplemented by a First Supplemental Indenture, dated as of September 9, 1992, and as further supplemented by a Second Supplemental Indenture, dated as of June 1, 2000 (collectively, the "Indenture"), duly executed and delivered by the Company and Bank One Trust Company, NA, as successor in interest to The First National Bank of Chicago, as trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes and of the terms upon which this Note is, and is to be, authenticated and delivered. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and those set forth in this Note. To the extent that the terms, conditions and other provisions of this Note modify, supplement or are inconsistent with those of the Indenture, then the terms, conditions and other provisions of this Note shall govern.

          All capitalized terms which are used but not defined in this Note shall have the meanings assigned to them in the Indenture.

          The Company may, without the consent of the holders, issue and sell additional Securities ranking equally with the Notes and otherwise identical in all respects (except for their date of issue, issue price and the date from which interest payments thereon shall accrue) so that such additional Securities shall be consolidated and form a single series with the Notes; provided, however, that no additional Securities of any existing or new series may be issued under the Indenture if an Event of Default has occurred and remains uncured thereunder.

          2. Ranking. The Notes shall constitute the senior unsecured debt obligations of the Company and shall rank equally in right of payment among themselves and with all other existing and future senior, unsecured and unsubordinated debt obligations of the Company.

          3. Payment of Overdue Amounts. The Company shall pay interest, calculated on the basis of a 360-day year of twelve 30-day months, on overdue principal and overdue installments of interest, if any, from time to time on demand at the interest rate borne by the Notes to the extent lawful.

          4. Optional Redemption. (a) The Notes may be redeemed by the Company, in whole or in part, on any date (such date, the "Redemption Date") after December 19, 2003 to be fixed by the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) as determined by the Calculation Agent, the price at which the yield on the outstanding principal amount of the Notes on the Reference Date is equal to the yield on the Benchmark Gilt as of that date as determined by reference to the middle-market price on the Benchmark Gilt at 3:00 p.m., London time, on that date (such greater price, the "Redemption Price"), in either case, plus accrued and unpaid interest on the Notes to be redeemed up to, but excluding the Redemption Date.

          "Benchmark Gilt" means the 4.25% Treasury Stock due June 2032 or such other U.K. government stock as the Calculation Agent, with the advice of three brokers and/or gilt-edged market makers or three other persons operating in the U.K. gilt-edged market that may be chosen by the Calculation Agent, may determine from time to time to be the most appropriate benchmark U.K. government stock for the Notes.

          "Calculation Agent" means Bank One Trust Company, N.A., or any successor entity.

          "Reference Date" means the date that is the first dealing day in London prior to the publication of the notice of redemption referred to in
Section 5(b) below.

          (b) The Company shall give notice of any redemption between 30 and 60 days preceding the Redemption Date to each holder of the Notes to be redeemed, pursuant to Section 17 hereof.

          (c) In the event the Company redeems any amount of the Notes that is less than the total principal amount then outstanding, selection of the Notes for redemption shall be made by the Trustee on a pro rata basis, by lot or by any other method as the Trustee in its sole discretion deems to be fair and appropriate, provided, however, that no Note of (Pounds)1,000 in original principal amount or less shall be redeemed in part. If this Note is to be redeemed in part only, the notice of redemption relating to this Note will state the portion of the principal amount hereof to be redeemed. A new Note in principal amount equal to the unredeemed portion hereof shall be issued and delivered to the Trustee, or its nominee, upon cancellation of this Note.

          (d) Unless the Company defaults in payment of the Redemption Price of the Notes, on and after the Redemption Date interest shall cease to accrue on this Note or the portion hereof called for redemption.

          (e) If the Company elects to redeem the Notes, in whole or in part, pursuant to this Section 4, then it shall give notice to the holders pursuant to
Section 17 hereof.

          The notice of redemption shall specify the following:

          (i)   the Redemption Date;

          (ii) a brief statement to the effect that the Notes are being redeemed at the option of the Company pursuant to this Section 4;

          (iii) the aggregate principal amount of the Notes to be redeemed, and if such amount is less than the aggregate principal amount of the Notes then outstanding, the manner of selection of the Notes to be redeemed;

          (iv) that on the Redemption Date, the Redemption Price, plus accrued but unpaid interest on the Notes to be redeemed, if any, will become due and payable;

          (v) the amount of the Redemption Price and accrued but unpaid interest, if any, that will be due and payable on the Notes to be redeemed on the Redemption Date;

          (vi)   the place or places of payment of the amounts due under clause
     (v) above;

          (vii) that payment of the amounts due under clause (v) above will be made upon presentation and surrender of the Notes to be redeemed; and

          (viii) that, following the redemption of any or all of the Notes pursuant to this Section 4, interest shall cease to accrue on such redeemed Notes.

          The notice of redemption regarding the Notes shall be, at the election of the Company, given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

          On or before the opening of business on any Redemption Date, the Company shall deposit with the Trustee or with the U.S. Paying Agent (as defined herein), London Paying Agent (as defined herein) or the Luxembourg Paying Agent (as defined herein) or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in Section 3.06(c) of the Indenture, an amount of money sufficient to pay the Redemption Price of, and except if the Redemption Date shall be an Interest Payment Date, accrued but unpaid interest on, the Notes to be redeemed on the Redemption Date.

          The notice of redemption having been given as specified above, the Notes to be so redeemed shall, on the Redemption Date, become due and payable at the Redemption Price, and from and after such date, unless the Company shall default in the payment of the Redemption Price and accrued but unpaid interest, if any, such Notes shall cease to bear interest. Upon surrender of the Notes for redemption in accordance with such notice, such Notes shall be paid by the Company at the Redemption Price, together with accrued but unpaid interest, if any, to the Redemption Date.

          If any of the Notes, having been called for redemption, shall not be so paid upon surrender thereof for redemption, the Redemption Price for the Notes to be redeemed shall, until paid, bear interest from the Redemption Date at the interest rate borne by this Note.

          In the event of the redemption of the Notes in part only, this Note shall be cancelled and the Company shall issue a Global Note pursuant to the provisions of Section 14 hereof to represent the Notes outstanding following the Redemption Date.

          5. Payment of Additional Amounts; Redemption Upon a Tax Event. (a) Payment of Additional Amounts. The Company shall pay to the holder of this Note who is a United States Alien (as defined below) such additional amounts as may be necessary so that every net payment of principal of and interest on this Note to such holder, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon such holder by the United States of America or any taxing authority thereof or therein, will not be less than the amount provided in the Notes to be then due and payable (such amounts, the "Additional Amounts"); provided, however, that the Company shall not be required to make any payment of Additional Amounts for or on account of:

          (i) any tax, assessment or other governmental charge that would not have been imposed but for (A) the existence of any present or former connection between such holder, or between a fiduciary, settler, beneficiary of, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation, and the United States including, without limitation, such holder, or such fiduciary, settlor, beneficiary, member, shareholder or possessor, being or having been a citizen or resident of the United States of America or treated as a resident thereof or being or having been engaged in trade or business in, or present in, the United States of America, or
     (B) the presentation of this Note for payment on a date more than 30 days after the later of (x) the date on which such payment becomes due and payable and (y) the date on which payment thereof is duly provided for;

          (ii) any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

          (iii) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a passive foreign investment company, a controlled foreign corporation, a personal holding company or foreign personal holding company with respect to the United States of America, or as a corporation which accumulates earnings to avoid United States federal income tax;

          (iv) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of or interest on this Note;

          (v) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on this Note if such payment can be made without withholding by any other paying agent;

          (vi) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of the holder or beneficial owner of this Note, if such compliance is required by statute or by regulation of the United States Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge;

          (vii) any tax, assessment or other governmental charge imposed on interest received by (A) a 10% shareholder (as defined in Section 871(h)(3)(B) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and the regulations that may be promulgated thereunder) of the Company or (B) a controlled foreign corporation with respect to the Company within the meaning of the Code; or

          (viii) any combination of items (i), (ii), (iii), (iv), (v), (vi) and
     (vii) in this Section 5(a);

nor shall any Additional Amounts be paid to any holder who is a fiduciary or partnership or other than the sole beneficial owner of this Note to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof would not have been entitled to the payment of such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder.

          "United States Alien" means any corporation, partnership, individual or fiduciary that is, as to the United States of America, a foreign corporation, a non-resident alien individual who has not made a valid election to be treated as a United States resident, a non-resident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, as to the United States of America, a foreign corporation, a non-resident alien individual or a non-resident fiduciary of a foreign estate or trust.

          (b) Redemption Upon a Tax Event. The Notes may be redeemed at the option of the Company in whole, but not in part, on a date (such date, the "Tax Redemption Date") to be fixed by the Company on not more than 60 days' and not less than 30 days' notice, at a redemption price equal to 100% of the principal amount of the Notes (the "Tax Redemption Price") plus accrued but unpaid interest, if any, thereon, if the Company determines that as a result of any change in or amendment to the laws, treaties, regulations or rulings of the United States of America or any political subdivision or taxing authority thereof, or any proposed change in such laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of such laws, treaties, regulations or rulings, including a holding by a court of competent jurisdiction in the United States of America, or any other action, other than an action predicated on laws generally known on or before December 5, 2000 except for proposals before the U.S. Congress before such date, taken by any taxing authority or a court of competent jurisdiction in the United States of America, or the official proposal of any such action, whether or not such action or proposal was taken or made with respect to the Company, (A) the Company has or will become obligated to pay Additional Amounts or (B) there is a substantial possibility that the Company will be required to pay such Additional Amounts.

          Prior to the publication of any notice of redemption pursuant to
Section 17 hereof, the Company shall deliver to the Trustee (1) an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the rights of the Company so to redeem have occurred and (2) an Opinion of Counsel to such effect based on such statement of facts.

          If the Company elects to redeem the Notes pursuant to this Section 5(b), then it shall give notice to the holders pursuant to Section 17 hereof.

          The notice of redemption shall specify the following:

          (i)  the Tax Redemption Date;

          (ii) a brief statement to the effect that the Notes are being redeemed at the option of the Company pursuant to this Section 5(b) and a brief statement of the facts permitting such redemption;

          (iii) that on the Tax Redemption Date, the Tax Redemption Price, plus accrued but unpaid interest on the Notes, if any, will become due and payable;

          (iv) the amount of the Tax Redemption Price and accrued but unpaid interest, if any, that will be due and payable on the Notes on the Tax Redemption Date;

          (v)   the place or places of payment of the amounts due under clause
     (iv) above;

          (vi) that payment of the amounts due under clause (iv) above will be made upon presentation and surrender of the Notes; and

          (vii) that, following the redemption of the Notes pursuant to this
     Section 5(b), interest shall cease to accrue thereon.

          The notice of redemption regarding the Notes shall be, at the election of the Company, given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

          On or before the opening of business on any Tax Redemption Date, the Company shall deposit with the Trustee or with the U.S. Paying Agent, London Paying Agent or the Luxembourg Paying Agent or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in Section 3.06(c) of the Indenture, an amount of money sufficient to pay the Tax Redemption Price of, and except if the Tax Redemption Date shall be an Interest Payment Date, accrued but unpaid interest on, the Notes to be redeemed on the Tax Redemption Date.

          The notice of redemption having been given as specified above, the Notes shall, on the Tax Redemption Date, become due and payable at the Tax Redemption Price, and from and after such date, unless the Company shall default in the payment of the Tax Redemption Price and accrued but unpaid interest, if any, the Notes shall cease to bear interest. Upon surrender of the Notes for redemption in accordance with such notice, the Notes shall be paid by the Company at the Tax Redemption Price, together with accrued but unpaid interest, if any, to the Tax Redemption Date.

          If the Notes, having been called for redemption, shall not be so paid upon surrender thereof for redemption, the Tax Redemption Price shall, until paid, bear interest from the Tax Redemption Date at the interest rate borne by this Note.

          6. Re-Denomination in Euro. If, prior to the maturity of the Notes, the United Kingdom adopts the euro as its lawful currency in accordance with the Treaty establishing European Communities, as amended by the Treaty on European Union, the Notes will be re-denominated into euro, and the regulations of the European Commission relating to the euro shall apply to the Notes. The circumstances and consequences described in this Section 6 will not entitle the Company, the Trustee or any holder of the Notes to redeem early, rescind, or receive notice relating to the Notes, repudiate the terms of the Notes or the Indenture, raise any defense, request any compensation or make any claim, nor will these circumstances and consequences affect any of the Company's other obligations under the Notes or the Indenture.

          7.   Place and Method of Payment. Subject to the last paragraph of
Section 13 hereof, the Company shall pay principal of and interest on the Notes at the office or agency of the Company in the Borough of Manhattan, The City of New York and London and, for so long as the Notes are listed on the Luxembourg Stock Exchange, Luxembourg; provided, however, that at the option of the Company, the Company may pay interest by check mailed to the person entitled thereto at such person's address as it appears on the register of the Company.

          8. Defeasance of the Notes. Section 11.05 of the Indenture shall apply to the Notes.

          9.   No Sinking Fund. The Notes are not subject to a sinking fund.

          10. Amendment and Modification. Article Nine of the Indenture contains provisions for the amendment or modification of the Indenture and the Notes without the consent of the holders in certain circumstances and requiring the consent of holders of not less than 66B% in aggregate principal amount of the Notes and Securities of other series that would be affected in certain other circumstances. However, the Indenture requires the consent of each holder of the Notes and Securities of other series that would be affected for certain specified amendments or modifications of the Indenture and the Notes. These provisions of the Indenture, which provide for, among other things, the execution of supplemental indentures, are applicable to the Notes.

          11. Default; Waiver; Enforcement. (a) If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of all outstanding Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that in the event of such a declaration, the holders of a majority in aggregate principal amount of all of the Notes then outstanding, voting as a separate class (or, in certain cases, some or all of the other Securities then outstanding, voting as a single class), in accordance with the provisions of, and in the circumstances provided by, the Indenture, may rescind the declaration and its consequences and the related default and its consequences may be waived with respect to all of the Notes. The Indenture also provides that the holders of a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the holders of all of the Notes, waive, prior to such a declaration, any past default under the Indenture with respect to the Notes and its consequences, except a default in the payment of principal of or interest on any Note.

          (b) As provided in and subject to the provisions of the Indenture, no holder of this Note shall have the right to institute any suit, action or proceeding with respect to the Indenture, or for appointment of any receiver or trustee or for any other remedy thereunder, unless such holder previously shall have given the Trustee written notice of default and the continuance thereof, the holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall have made written request to the Trustee to institute such suit, action or proceeding and shall have offered to the Trustee reasonable indemnity and the Trustee, for 60 days after the receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute the same and shall not have received any direction inconsistent therewith from the holders of a majority in aggregate principal amount of all affected Securities then outstanding (which holders, voting as a single class, shall be entitled to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Notes); provided, however, that, pursuant to the Indenture, each of the holders of the Notes covenants that no one or more holders of the Notes shall have any right in any manner whatsoever by virtue or by availing of any provision of the Indenture to affect, disturb or prejudice the rights of any other holders of the Notes or to obtain or seek to obtain priority over or preference to any other holders of the Notes or to enforce any rights under the Indenture except as provided in the Indenture and for the equal, ratable and common benefit of all of the holders of the Notes.

          (c) Any consent, waiver or other action by the holder of this Note provided pursuant to this Note or the Indenture (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued in exchange or substitution herefor, irrespective of whether or not any notification of such consent or waiver is made upon this Note or such other Note.

          12. Absolute Obligation. No reference herein to the Indenture and no provisions of the Notes or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the time and in the coin or currency herein prescribed.

          13. Form and Denominations; Global Notes; Certificated Notes. The Notes are being issued in registered form without coupons in denominations of (Pounds)1,000, (Pounds)10,000 and (Pounds)100,000 and integral multiples of (Pounds)1,000 in excess thereof.

          The Notes have been issued in the form of global notes (each, a "Global Note"), evidencing all or any portion of the Notes and registered in the name of Bank One, N.A., London Branch, as common depositary (the "Depositary") for Clearstream Banking, societe anonyme, Luxembourg and Morgan Guaranty Trust Company of New York, Brussels Office, as the operator of The Euroclear System (including its respective successors).

          The Company shall only issue the Notes in certificated form (each such note, a "Certificated Note"), or exchange Global Notes for Certificated Notes, if:

          (a) the Company advises the Trustee that the Depositary is unwilling or unable to continue as depositary and neither the Company nor the Trustee has appointed a successor depositary within 90 days;

          (b) there shall have occurred and be continuing an Event of Default with respect to the Notes; or

          (c) the Company decides that the Notes shall no longer be represented by Global Notes.

          If the Company is required, or decides, to issue Certificated Notes, then the Company shall issue, pursuant to Sections 2.04 and 2.05 of the Indenture, Certificated Notes in exchange for Global Notes, and such Certificated Notes shall have an aggregate principal amount equal to the aggregate principal amount of the Global Notes to be exchanged; provided, however, that if the Depositary surrenders Global Notes in exchange for Certificated Notes, in whole or in part, then the Company shall issue Certificated Notes, pursuant to Sections 2.04 and 2.05 of the Indenture, to:

          (a) each person specified by the Depositary as requested by such person in aggregate principal amount equal to, and in exchange for, such person's beneficial ownership interest in the Global Note; and

          (b) the Depositary in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of Certificated Notes delivered to the holders thereof pursuant to the immediately preceding clause (a).

          In addition, if the Company issues Certificated Notes, then the Company will make payments of principal of and interest on the Notes to the holders thereof in whose names the Certificated Notes are registered at the close of business, as the case may be, on the maturity of the Notes and on the Record Dates, respectively. If the Notes are represented by Certificated Notes, then the Company will make payments of principal against the surrender of these Certificated Notes at, as the case may be, the offices of the U.S. Paying Agent in the Borough of Manhattan, The City of New York or the London Paying Agent in London or, so long as the Notes are listed on the Luxembourg Stock Exchange, at the main office of the Luxembourg Paying Agent in Luxembourg. The Company will make payments of interest on the Notes to holders by check delivered to the addresses of the holders as their addresses appear on the register of the Company or by transfer to an account maintained by that holder with a bank located in the United Kingdom.

          14. Registration; Transfer and Exchange; Registration of Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the Company shall provide for the registration of the Notes and the transfer and exchange of the Notes, whether in global or certificated form. At the option of the holders, either at the office or agency to be designated and maintained by the Company for such purpose in the Borough of Manhattan, The City of New York or in London or, so long as the Notes are listed on the Luxembourg Stock Exchange, in Luxembourg, or at any of such other offices or agencies as may be designated and maintained by the Company for such purpose pursuant to the provisions of the Indenture, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any tax or other governmental charges imposed in connection therewith subject to Section 5 hereof, the Notes may be transferred or exchanged for an equal aggregate principal amount of the Notes of like tenor and of other authorized denominations upon surrender and cancellation of the Notes upon any such transfer.

          The Company, the Trustee, and any agent of the Company or of the Trustee may deem and treat the holder as the absolute owner of this Note (whether or not the Notes shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payments hereon, or on account hereof, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such holder shall, to the extent of the amount or amounts paid, effectually satisfy and discharge liability for moneys payable on this Note.

          The following provisions shall apply regarding the registration of transfer or exchange of a Global Note:

          (a) Notwithstanding any other provision of the Indenture or the Notes, a Global Note may not be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any person other than the Depositary or a nominee thereof unless the limited circumstances set forth in the third paragraph of
Section 13 hereof shall have occurred.

          (b) Subject to clause (a) of this paragraph, any exchange of a Global Note for other Notes may be made in whole or in part, and all Notes issued in exchange for a Global Note or any portion of a Global Note shall be registered in such names and delivered to such persons as the Depositary shall direct.

          (c) Every Note authenticated and delivered upon registration or transfer of, or in exchange for or in lieu of, a Global Note or any portion hereof shall be issued and authenticated in the form of, and shall be, a Global Note, shall bear such legends as may be required or applied and shall be delivered to the Depositary or a nominee thereof or custodian therefor, unless such Note is registered in the name of a person other than the Depositary or a nominee thereof.

          If the Company issues Certificated Notes, the following provisions regarding the registration, transfer and exchange of Certificated Notes shall apply:

          (a) Each time, if any, that the Company transfers or exchanges a new Certificated Note for another Certificated Note, and after the U.S. Transfer Agent (as defined herein), the London Transfer Agent (as defined herein) or Luxembourg Transfer Agent (as defined herein), as the case may be, receives a completed assignment form, then (A) the Registrar (as defined herein) will record such transfer on the register of the Company and (B) the Company will make available for delivery the new Certificated Note, authenticated pursuant to
Section 2.04 of the Indenture, at, as the case may be, the office of the U.S. Transfer Agent in, at the option of the holder, the Borough of Manhattan, The City of New York or the City of Chicago, Illinois or at the office of the London Transfer Agent in London or, for so long as the Notes are listed on the Luxembourg Stock Exchange, at the main office of the Luxembourg Transfer Agent in Luxembourg. Alternatively, at the option of the person requesting the transfer or exchange, the Company will mail, at that person's risk, the new Certificated Note to the address of that person which is specified in the assignment form.

          (b) Upon the exchange of a Global Note for a Certificated Note, (i) the U.S. Transfer Agent in, at the option of the holder, the Borough of Manhattan, The City of New York or the City of Chicago, Illinois or the London Transfer Agent in London or, for so long as the Notes are listed on the Luxembourg Stock Exchange, the Luxembourg Transfer Agent in Luxembourg, will cancel the Global Note so exchanged and (ii) the Registrar will register the Certificated Notes issued in exchange for Global Notes pursuant to the first two paragraphs of this Section 14 in such names and in such authorized denominations as the depositary for such Global Notes being exchanged shall instruct the Registrar.

          (c) The holder of any Certificated Note may transfer such Note in whole or in part upon the surrender of the Certificated Note to be transferred, together with a completed and executed assignment form endorsed on such Certificated Note, at the office of the U.S. Transfer Agent in, at the option of the holder, the Borough of Manhattan, The City of New York or the City of Chicago, Illinois, or at the office of the London Transfer Agent in London or, for so long as the Notes are listed on the Luxembourg Stock Exchange, at the main office of the Luxembourg Transfer Agent in Luxembourg.

          15. No Recourse Against Others. No recourse for the payment of the principal of or the interest on the Notes, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Note, or because of the creation of any debt obligations represented hereby or thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          16. Appointment of Agents. Bank One Trust Company, NA is hereby appointed the registrar for the purpose of registering the Notes and transfers and exchanges of the Notes pursuant to the Indenture and this Note (the "Registrar"), paying agent pursuant to Section 3.06 of the Indenture (the "U.S. Paying Agent") and transfer agent (the "U.S. Transfer Agent") with respect to the Notes in the United States at its offices in the Borough of Manhattan, The City of New York and Bank One, NA, London Branch is hereby appointed paying agent pursuant to Section 3.06 of the Indenture (the "London Paying Agent") and transfer agent (the "London Transfer Agent") with respect to the Notes in the United Kingdom at its offices in London.

          Kredietbank S.A. Luxembourgeoise has been appointed, in connection with the listing of the Notes on the Luxembourg Stock Exchange, the paying agent pursuant to Section 3.06 of the Indenture (the "Luxembourg Paying Agent"), and the transfer agent (the "Luxembourg Transfer Agent") with respect to the Notes in Luxembourg, and has its main office at 43 Boulevard Royal, L-2955, Luxembourg.

          If for any reason Kredietbank S.A. Luxembourgeoise shall not continue as Luxembourg Paying Agent or Luxembourg Transfer Agent and the Notes remain listed on the Luxembourg Stock Exchange, the Company shall appoint a substitute Luxembourg Paying Agent or Luxembourg Transfer Agent, as the case may be, with an office in Luxembourg, in accordance with the rules then in effect of the Luxembourg Stock Exchange and the provisions of the Indenture, including Section
3.06 thereof, and the Notes. Following the appointment of the substitute Luxembourg Paying Agent or Luxembourg Transfer Agent, as the case may be, the Company shall give the holders of the Notes notice of such appointment pursuant to Section 17 hereof.

          17. Notices. If the Company is required to give notice to the holders of the Notes, then it shall do so by (a) publication and (b) mail.

          The Company shall give notices to the holders of the Notes by publication in a leading daily newspaper in The City of New York and in London and, so long as the Notes are listed on the Luxembourg Stock Exchange, in Luxembourg. Initially, such publication shall be made in The City of New York in The Wall Street Journal, in London in the Financial Times and in Luxembourg in the Luxemburger Wort. Any notice shall be deemed to have been given on the date of publication or, if published more than once, on the date of the first publication.

          The Company shall give notice to the holders of the Notes by mail by the following methods:

          (a) if the Notes are represented by registered Global Notes, then the Company shall mail the notice to the Depositary by overnight courier; and

          (b) if the Notes have been exchanged for Certificated Notes, then the Company shall mail the notice by first class mail, postage pre-paid or by overnight courier to the respective addresses of the holders as set forth in the register of the Company.

Any such notice shall be conclusively presumed to have been received by such holders. In any case where notice to any of the holders of the Notes is given by mail, neither the failure to mail such notice to any of the holders nor any defect in any notice so mailed to any of the holders shall affect the sufficiency of such notice with respect to the other holders of the Notes. In the event of suspension of regular mail service or for any other reason it shall be impracticable to give such notice by mail, then such a notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. Notice to any holder by mail will be deemed to have been given on the date of such mailing.

          Where the Indenture or the Notes provide for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by the holder of this Note shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          All requests, demands, authorizations, directions, notices, consents, waivers and other communications required or permitted under the Indenture and the Notes shall be in writing in the English language.

          18. Separability. In case any provision of the Indenture or the Notes shall, for any reason, be held to be invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions thereof and hereof shall not in any way be affected or impaired thereby.

          19. GOVERNING LAW. THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                ASSIGNMENT FORM

To assign this Note, fill in the form below:

     For the value received, the undersigned hereby assigns and transfers the within Note, and all rights thereunder, to:

________________________________________________________________________________
                        (Insert assignee's legal name)

________________________________________________________________________________
       (Insert assignee's social security or tax identification number)

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

________________________________________________________________________________

________________________________________________________________________________

     and irrevocably appoints___________________________________________________

     to transfer this Note on the books of Wal-Mart Stores, Inc. The agent may substitute another to act for it.

                              Your Signature:___________________________________

                                              (Sign exactly as your name
                                              appears on the face of this Note)

     Date: ___________________

     Signature Guarantee

The signature(s) should be Guaranteed by an Eligible Guarantor Institution pursuant to Rule 17Ad-15 of the U.S. Securities Exchange Act of 1934, as amended (in the case of assignments or transfers in the United States).

                               *   *   *   *   *

     The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenants in common

TEN ENT -  as tenants by the entireties

JT ENT -   as joint tenants with right
           of survivorship and not as
           tenants in common

___________ UNIF GIFT MIN ACT - ______ Custodian ______ under the Uniform Gifts
                                (Cust)           (Minor)
to Minors Act _______
              (State)


Additional abbreviations may also be used although not in the above list.